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                                                                    EXHIBIT 23.4

                    Independent Certified Public Accountants,


                               dated June 3, 2003


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 of our report dated January 15, 2003, relating to the consolidated financial statements of Behringer Harvard Advisors II LP, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas

June 3, 2003